UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 13, 2003

HUGHES ELECTRONICS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-26035 (Commission File Number)	52-1106564 (I.R.S. Employer Identification No.)

200 North Sepulveda Boulevard

El Segundo, California 90245

(310) 662-9688

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit No.	Exhibit
99.1	Financial Information Disclosure to Holders of 8 3/8% Senior Notes due 2013

ITEM 9. Regulation FD Disclosure

In connection with the 8 3/8% Senior Notes due 2013, DIRECTV Holdings LLC has delivered certain financial information to The Bank of New York, as trustee, and the noteholders pursuant to the terms of the indenture governing the Senior Notes. A copy of the Financial Information Disclosure is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Exhibit 99.1 includes DIRECTV Holdings LLC’s consolidated statements of operations and consolidated statements of cash flows for the three months ended March 31, 2003 and 2002 and the consolidated balance sheets as of March 31, 2003 and December 31, 2002, and the notes thereto. A copy of DIRECTV Holdings LLC’s “Management’s Discussion and Analysis of Results of Operations and Financial Condition” is also included in Exhibit 99.1.

DIRECTV is the nation’s leading digital satellite television service provider with more than 11.4 million customers. DIRECTV and the Cyclone Design logo are registered trademarks of DIRECTV, Inc., a unit of Hughes Electronics Corporation, or Hughes. Hughes is a unit of General Motors Corporation. The earnings of Hughes are used to calculate the earnings attributable to the General Motors Class H common stock (NYSE:GMH).

NOTE: This current report may contain certain statements that Hughes believes are, or may be considered to be, forward-looking statements. When used in this release, the words “estimate,” “plan,” “project,” “anticipate,” “expect,” “intend,” “outlook,” “believe,” and other similar expressions are intended to identify such forward-looking statements and information. Important factors that may cause actual results of Hughes and/or DIRECTV Holdings LLC to differ materially from the forward-looking statements in this release are set forth in the Form 10-Ks filed with the SEC by General Motors Corporation and Hughes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUGHES ELECTRONICS CORPORATION (Registrant)
Date: May 13, 2003

	By:	/s/ MICHAEL J. GAINES
Michael J. Gaines Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Financial Information Disclosure to Holders of 8 3/8% Senior Notes due 2013